                                                                    EXHIBIT 10.4


                                MASTER AGREEMENT

THIS Master Agreement (the "Agreement") is made as of the 1st day of August, 2001, between ITC DeltaCom Communications, Inc., a corporation organized and existing under the laws of the state of Alabama with offices at 55 Marietta Street, Atlanta, Georgia 30303 (hereinafter "ITCD"), and Weblink Wireless, Inc. a corporation organized and existing under the laws of the state of Delaware with offices at 3333 Lee Parkway, Suite 100, Dallas, Texas 75219 (hereinafter the "Customer"). This Agreement shall become effective August 1, 2001 (the "Effective Date").

WHEREAS, on May 23, 2001, Customer filed for protection under Chapter 11 of the United States Bankruptcy Code, in the U.S. Bankruptcy Court, Northern District of Texas, Dallas Division (Case No. 01-34275-SAP-11) ("Bankruptcy Case"); and

WHEREAS, the effectiveness of this Agreement is subject to the following conditions precedent: (i) Customer shall have filed with the Bankruptcy Court a motion to approve WebLink's assumption of the Agreement ("WebLink's Assumption Motion") that is in form and substance satisfactory to the parties; and (ii) an order shall have be entered by the Bankruptcy Court authorizing WebLink to enter into this Agreement and approving WebLink's Assumption Motion ("Assumption Order"); and

WHEREAS, the Amended and Restated Master Agreement expires by its terms on July 31, 2001 and the parties desire to enter into a new agreement with respect to ITCD's provision of and Customer's purchase of satellite uplinking, equipment and software maintenance and network management services as set forth herein and as approved by the Bankruptcy Court order.

NOW THEREFORE, the Parties, intending to be legally bound, further agree that as of the Effective Date, the Original Agreement, as amended by the Amendments, is hereby amended and restated to read in its entirety as follows:

ARTICLE 1. CONTRACT DOCUMENTS

This Agreement is comprised of terms and conditions and related attachments that define specific equipment and services to be provided. The following attachments hereto, are made a part hereof and incorporated by reference herein:

   Appendix A   - Technical Specifications
   Appendix B   - Price and Rates
   Appendix C   - Equipment and Services Order
   Appendix D   - Network Management Service
   Appendix E   - Equipment Maintenance Service
   Appendix F   - Software Maintenance Services
   Appendix G   - Service Level Agreement

ARTICLE 2. DEFINITIONS

For the purpose of this Agreement, including the Appendices attached hereto, the following words and expressions shall have the following meanings:

(a) "Affiliates" means, with respect to any person, any other persons directly or indirectly controlling, controlled by or under common control (i.e., the power to direct affairs by reason of ownership of voting stock, by contract or otherwise) with such person and any director, officer or employee of such person.

(b) "Alternate Hub" means the Customer site located at Spacecom Systems, 6723 West Steger Road, Monee, Illinois 60449, which Customer may use to access its satellite capacity to run its network for load-sharing with (subject to the provisions of Article 11) or failure of the Primary Hub.

(c) "Equipment" means equipment purchased by Customer hereunder, as listed in Appendix B hereto, including VSATs and associated hub hardware and remote site hardware including embedded Software licensed to Customer pursuant to this Agreement.

(d)  "NECAM" means NEC America, Inc.

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(e)  "POCSAG" means Post Office Code Standardization Advisory Group.

(f) "Primary Hub" means ITCD's primary hub location in Atlanta, Georgia, through which Customer accesses satellite capacity for Customer's network.

(g)  "SAC" means Satellite Access Controller.

(h) "Services" means any services to be provided by ITCD hereunder, including network management services, uplinking services, and Equipment and Software maintenance services.

(i)  "SNMS" means Satellite Network Management System.

(j) "Software" means third party software provided by ITCD's vendors that is used in connection with the Equipment, or otherwise used by ITCD to provide Services pursuant to this Agreement.

(k) "VNI" means VSAT Network Infrastructure comprised of equipment, software and technologies of ITCD used to transmit and receive data to the connected equipment of Customer as described in Appendix A.

(l) "VSAT" means Very Small Aperture satellite Terminal and includes an outdoor unit ("ODU"), an indoor unit ("IDU"), an antenna and associated interfacility ("IFL") cabling.

ARTICLE 3. PRICES

3.1 For all Equipment, Software and Services provided within the continental United States, prices listed in Appendix B are firm for the Term of this Agreement.

3.2 The charges specified herein do not include any amounts for occupation, sales, use, property, privilege, license, excise or similar taxes, fees or assessments which may be levied by any governmental or regulatory agency on this Agreement, the Equipment, Software, or Services provided or the payments made hereunder. Any such taxes or charges shall be paid directly by Customer to the taxing authority, if legally permitted. Otherwise, if required to be paid by ITCD, the amount shall be reimbursed to ITCD by the Customer promptly upon demand therefor. Upon request, the Customer shall provide ITCD with tax exemption certificates, if applicable, or evidence of tax payments, if made by Customer.

3.3 The charges specified herein do not include any amounts for freight, shipping, handling or insurance, all of which shall be invoiced to Customer and paid pursuant to Article 6 hereof.

ARTICLE 4. ORDERING METHOD

4.1 The Software licenses and Services itemized on Appendix C represent Customer's current requirements, which may change from time to time to reflect Customer's needs. The quantity of services and licenses listed in Appendix C are hereby ordered by Customer in accordance with the terms set forth herein. Customer may add, relocate, or remove VSATs from its network, however, Customer agrees to maintain and to pay for the Services described on Appendix C for a minimum of 2000 activated VSATs ("Minimum Commitment") during each month of the Term of this Agreement. Customer agrees to pay for such Equipment, Software and Services in accordance with the terms of this Agreement. Customer must give written notice to ITCD of its intent to delete any VSAT no later than thirty (30) days prior to the Customer's deletion of such VSAT. Software license fees are non-refundable.

4.2 Purchase requests (hereinafter "Order(s)") placed by Customer shall be issued in writing by an authorized representative of Customer.

4.3 All Orders placed by Customer shall be delivered to the attention of ITCD's Vice President of Project Services. In any event, all Orders must include the following information:

     (a)  Quantity of Equipment, Software or Services being ordered;

     (b)  Description of Equipment, Software or Services being ordered;

     (c)  Requested delivery date;

     (d)  Prices applicable to such Equipment, Software or Services;

     (e)  Customer's purchase order number;

     (f) Shipping destination/location (including address) of sites for which Services or Equipment will be provided;

     (g)  Invoice address.

     (h) Shall include payment of fifty percent (50%) of total price for all Equipment and Software ordered.

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4.4  ITCD will review and acknowledge in writing Customer's Order and requested delivery schedule within ten (10) days from date of receipt thereof. The actual delivery schedule shall be in accordance with ITCD's acknowledgment letter. ITCD will use its reasonable best efforts to meet Customer's delivery schedule, but ITCD cannot warrant or guarantee that any item will be delivered prior to the Delivery ARO date for such item, unless, as to Equipment, such date is otherwise agreed to in writing between the parties. However, without Customer's consent, ITCD will not deliver prior to Customer's requested delivery schedule nor extend the delivery schedule beyond the Delivery ARO date set forth in Appendix B. As and when ITCD receives notice from its vendors that they cannot achieve the ARO date and offering a new ARO date, ITCD shall promptly notify Customer of the same. Within three (3) business days after Customer's receipt of such notice, Customer shall notify ITCD in writing whether Customer accepts or rejects the new ARO date. In the event that Customer does not receive notice from ITCD stating that a delivery will be delayed, but a shipment does not arrive on the ARO date, Customer will be deemed to have rejected a new ARO date, unless that parties agree otherwise in writing. In the event Customer rejects the new ARO date, then the Order shall be deemed cancelled and Customer shall have no further obligation therefor and ITCD shall refund the deposit paid by Customer. In the event that Customer accepts the new ARO date or if Customer fails to notify ITCD of its rejection within the time required, the Order shall deemed revised with such new ARO date and Customer shall remain liable for payment for the Ordered Equipment and Software.

4.5 The terms and conditions of this Agreement are hereby deemed incorporated into and made a part of each Order. Any terms and conditions added to an Order for Equipment, Software or Services that are in addition to, inconsistent with or different from the terms and conditions of this Agreement, shall be void and of no effect unless expressly agreed to by in writing by both parties.

ARTICLE 5. TERM

The term of this Agreement shall continue in effect until July 31, 2002. Thereafter, all Services shall cease unless prior to the last day of the Term, the Parties have executed a new agreement or have executed a written agreement to extend the terms of this Agreement.

ARTICLE 6. PAYMENT TERMS AND PENALTIES

6.1 During the term of the Agreement, the parties agree that Customer will pay ITCD for all Network Management Fees, Software Maintenance Fees, Equipment Maintenance Fees and Software License Fees and all other fees set forth on Appendix B related to Services and Equipment ordered hereunder as set forth below:

     A) Baseline Charges. Customer agrees to pay ITCD $161,600.00 (the "Baseline Amount"), for Network Management, Software Maintenance, Uplinking Fees, Equipment Cabinet Space Fees, and Equipment Maintenance Fees ("Monthly Recurring Charges"), via electronic wire transfer on the seventh (7th) business day of each month (the "Baseline Due Date"). This Baseline Amount represents the estimated recurring monthly amount due to ITCD for Services to be rendered by ITCD during the month in which the payment is made. Customer agrees to pay interest charges of one and one half percent (1.5%) per month on any Baseline Amount not received by the appropriate Baseline Due Date. ITCD shall invoice Customer for actual monthly recurring charges. In the event that in a given month Customer's actual Monthly Recurring Charges are less than the Baseline Amount, Customer shall have the right to deduct the overpaid amount from the next Baseline Amount payment due.

     B) Additional Charges. In the event that Customer's actual Monthly Recurring Charges (or other nonrecurring charges invoiced) exceed the Baseline Amount (the "Additional Amounts"), then Customer agrees to pay all undisputed Additional Amounts within thirty (30) days after receipt of the invoice for the same ("Additional Due Date"). Customer agrees to pay interest charges of one and one half percent (1.5%) per month on any Additional Amounts not received by appropriate Additional Due Date. In the event Customer disputes any Additional Charges, Customer shall notify ITCD in writing prior to the Additional Due Date for such amount.

     C) Software License Fees. ITCD shall invoice Customer in advance for all annual software license fees described in Appendix C (the "License Fees"). Customer agrees to pay all such annual License Fees in


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          conjunction with its next regularly scheduled Baseline Due Date occurring after its receipt of the invoice. Customer agrees to pay interest charges of one and one half percent (1.5%) per month on any License Fee not received by appropriate Baseline Due Date.

     D) Equipment Purchases. For each Order of Equipment and Software, Customer shall submit with such Order payment of fifty percent (50%) of the purchase price for the Equipment and Software. Upon shipment of the Order, ITCD shall invoice Customer for the remaining fifty percent (50%) of the purchase price, together with all freight, taxes and other applicable charges. Customer agrees to pay all such charges within thirty (30) days after Customer's receipt of the invoice ("Purchase Due Date"). Customer agrees to pay interest charges of one and one half percent (1.5%) per month on any Equipment or Software
          Fee not received by the Purchase Due Date.

     E) Payment of Pre-petition Amounts. Pursuant to an Order entered by the Bankruptcy Court on July 20, 2001, Customer agrees that it will cure the $232,296.32 ($224,423.19 for NMS and $7,883.13 for Internet)
          pre-petition debt it owes to ITCD by paying ITCD such pre-petition arrearage in six equal payments over a six month period beginning on the first Baseline Due Date occurring after the Order affirming such payment is entered by the Court. Each of the six monthly payments will be made via wire transfer on the same day that Customer remits the Baseline Amount each month until the pre-petition arrearage is cured. Customer agrees to pay interest charges of one and one half percent (1.5%) per month on any such payment not received by the appropriate Baseline Due Date.

ARTICLE 7. WARRANTY

7.1 With respect to Equipment purchased after the Effective Date, ITCD warrants the materials manufactured by NECAM to be free from defects in material and workmanship, and to conform with NECAM's design specifications. ITCD's liability under this warranty shall terminate within twelve (12) months from date of shipment. ITCD shall repair or replace any equipment (hereinafter "Item") which is defective as to workmanship or materials, provided that: a) written notice of any defect is given to ITCD promptly upon discovery of the claimed defect, and such notice is given within the warranty period specified above; b) the defective Item(s) is returned to ITCD with freight prepaid to be paid by Customer; and c) an inspection of the returned Item(s) by ITCD indicates that the defect was not caused by abuse or improper use, maintenance, repair, storage, negligent handling or alteration by other than ITCD, NECAM or its authorized service center. Also excluded from the terms of the warranty are Items of characteristically indeterminate life, such as bulbs, fuses, etc. The decision to repair or replace shall be at ITCD's sole option. Any Item(s) repaired or replaced by ITCD pursuant to the terms of this warranty, shall continue to be warranted for the remainder of the original warranty period or for a period of ninety
     (90) days from the date of shipment or the repair or replacement, whichever occurs last. Item(s) which are replaced hereunder shall automatically become the property of ITCD and their replacement shall become the property of Customer. ITCD warrants Equipment not manufactured by NECAM's design only to the extent of the warranty obtained from the supplier thereof. ITCD will notify Customer in writing of any Equipment Ordered by Customer which is not manufactured by NECAM and will specify the length of the warranty on such Equipment, if any, prior to Customer's purchase of the same. In no event shall ITCD's aggregate liability under this warranty exceed the cost of repair or replacement of such defective Item.

7.2 EXCEPT AS PROVIDED IN SECTION 7.1 OR SECTION 18.4, ITCD MAKES NO REPRESENTATION OR WARRANTY REGARDING THE EQUIPMENT, SOFTWARE OR SERVICES, EXPRESSED, IMPLIED OR STATUTORY (INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) ALL OF WHICH ARE HEREBY DISCLAIMED.

7.3 ITCD's liability for any and all claims of any kind (except intellectual property infringement) regarding the Equipment, Software and Services, including negligence, breach of warranty, or otherwise, shall, in the aggregate, not exceed Customer's purchase price for the particular item of Equipment, Software, or Service which is the subject of such claim. ITCD's liability for any and claims of any kind regarding intellectual property infringement shall be limited to the greater of Customer's purchase price for the particular item of Equipment, Software or Service or the maximum amount of any indemnity that ITCD is entitled to from the manufacturer or third party provider of the Equipment Software or Service; provided, however, such indemnity from the manufacturer or third party provider shall be prorated among Customer and all ITCD's other customers having similar claims relating to the same Alleged Infringing Apparatus (as defined herein).


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7.4  In no event shall either party be liable for indirect, special, incidental or consequential damages resulting from or arising out of its performance or failure to perform any of its obligations under this Agreement, for any warranty made hereunder, or for any other claim or loss arising out of, based upon or relating in any manner to the Equipment, Software, Services or this Agreement, whether or not such party has been advised, or should have known of the possibility of such damages, including, but not limited to, lost profits, loss of use of equipment, cost of capital, cost of substitute facilities, equipment downtime costs or claims of the Customer's customers.

7.5  Each party hereby represents and warrants to the other that:

     (a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full and unrestricted power and authority, corporate or otherwise, to execute and deliver this Agreement and to carry out the transactions contemplated hereby;

     (b) The execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary corporate actions (none of which actions have been modified or rescinded, and all of which actions are in full force and effect) and that this Agreement constitutes a valid and binding obligation enforceable in accordance with its terms; and

     (c) Neither the execution and delivery of this Agreement or any document, agreement or instrument contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will constitute a violation of, or default under, or conflict with, any term or provision of any contract, commitment, indenture, lease or other agreement to which such party is a party or by which such party is bound.

ARTICLE 8. TITLE AND DELIVERY

Title to each item of Equipment shall pass to Customer upon final payment to ITCD. Risk of loss shall pass to Customer upon shipment of each item of Equipment or Software from the manufacturer.

ARTICLE 9. ACCEPTANCE

          The Equipment and Software ordered after the Effective Date shall be deemed accepted by Customer twenty (20) days after receipt unless Customer gives ITCD written notice of rejection within such time. The notice of rejection shall specify the manner in which the Equipment or Software fails to conform to the Order and/or the specifications set forth on Appendix A. Acceptance of the Equipment and Software shall relieve ITCD of all further responsibility relative to the Equipment or Software except as expressly provided in Appendix E (Equipment Maintenance Service) and Appendix F (Software Maintenance Service) of this Agreement, Section 18.4 (Indemnification) and the warranty set forth in Section 7.1, which may survive acceptance.

ARTICLE 10. DESIGN CHANGES

          The design of the Equipment or Software may be altered or changed from time to time by the Equipment manufacturer or Software developer, provided however, that no change or alteration shall be made which deviates from the specifications as detailed in Appendix A unless consented to in writing by Customer, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the Equipment manufacturer and Software owner shall have the right to change or alter the design or specifications for the Equipment or Software in order to comply with the statutes, laws, rules, regulations, orders or decrees of any government or regulatory authority, without the consent of Customer. To the extent ITCD receives notice of such change from the manufacturer or developer, ITCD shall provide Customer with prompt written notice of all such changes required in accordance with the preceding sentence.


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ARTICLE 11. SOFTWARE LICENSE AND RIGHTS IN DATA

Customer acknowledges that all Software associated with the operation of each VSAT or other Equipment is owned by NECAM or other third parties and licensed to Customer in connection with Customer's purchase of such Equipment or Software. Nothing in this Agreement is intended to transfer to Customer any rights to proprietary data including, but not limited to, design, engineering and technical information, whether or not patentable, and trade secret information related to either Equipment or Software contained therein. Any and all Software purchased hereunder or to be serviced by ITCD pursuant to this Agreement, including Software utilized or embedded in any Equipment, shall be used exclusively with such Equipment, shall be maintained by ITCD or NECAM according to Appendix F and shall remain confidential, and, except as provided below in this Article 11, shall not be copied, disclosed, reverse engineered or disseminated in any fashion by Customer or to any third party without the express written consent of ITCD and NECAM. The sole exception to the prohibition on copying Software shall be with respect to SNMS software, for which the Customer shall be allowed to retain one (1) back-up copy for use at its Alternative Hub location, in the event of a catastrophic failure of the primary SNMS. Additionally, in the event of a catastrophic failure the primary SNMS system located at the Primary Hub may be used to operate Equipment at the Alternate Hub, or, if the Alternate Hub is operated under the control of Customer or its nominee, in the event of a catastrophic failure affecting the Primary Hub, the primary SNMS system located at the Alternate Hub may be used to operate Equipment at the Primary Hub. With the exception of maintenance testing done from time to time, Customer shall not use the primary SNMS at the Alternate Hub concurrently with use of the primary SNMS at the Primary Hub, whether for satellite access, load-sharing or any other purpose, without the prior written consent of ITCD and NECAM, and only upon payment of such additional license fees as ITCD may require.

ARTICLE 12. FORCE MAJEURE

ITCD shall not be liable for or be in default under this Agreement for any delays or any failure to perform under this Agreement due to unforeseen circumstances or causes beyond its reasonable control, including, but not limited to, acts of God, war, riots, embargoes, acts of any government, fires, floods, explosions, the elements, epidemics, strikes, lockouts, satellite failure, or Customer's acts or omissions; provided, however, loss of business, customers, or adverse market or financial conditions that may adversely affect a party's performance shall not be deemed events of force majeure.

ARTICLE 13. NOTICES

In addition to such other requirements as may be set forth herein, any notices hereunder by one party to the other party shall be given in writing by personal delivery or by recognized overnight delivery service or posted by certified mail return receipt requested, to the parties at the addresses set forth below each party's signature. Notices will be deemed to have been given hereunder when delivered (whether or not accepted by the addressee).

ARTICLE 14. PROPRIETARY INFORMATION

14.1 Should proprietary information of either Customer or ITCD be required by the other in the performance of this Agreement, the party receiving such proprietary information ("Recipient" hereafter) hereby agrees to receive and maintain same in confidence and to take such precautions as may be reasonably necessary to protect same from disclosure to others, or use by itself or others for any purpose inconsistent with this Agreement without prior written consent of the other party. Precautions taken shall be deemed reasonable if at least equivalent to Recipient's precautions with respect to its own proprietary information. Proprietary information shall mean technical or business information or data conveyed in written, graphic, or other permanent tangible form identified as being proprietary or, in the case of oral conveyances, any such information which a party identifies to the other party in writing as confidential within thirty (30) days after the oral conveyance. The Recipient shall use the proprietary information of the other party solely in connection with the performance of Recipient's obligations under this Agreement.

14.2 The foregoing confidentiality restrictions, however, shall not extend to any part of the proprietary information which:

     (a) was already known to Recipient at the time of disclosure under this Agreement as can be established by written documentation;

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     (b)  was known or was generally available to the public at the time of disclosure hereunder;

     (c) becomes known or generally available to the public (other than by act of Recipient) subsequent to its disclosure hereunder;

     (d) is disclosed or made available in writing to Recipient by a third party having an apparent bona fide right to do so;

     (e) is independently developed by Recipient without the use of the proprietary information as can be established by written documentation; or

     (f)  is required by law to be released.

14.3 Technology Rights

     ITCD and Customer acknowledge and agree that (i) Customer is the sole and exclusive owner of any and all trade secrets, know-how and proprietary technical information, copyrightable material, including drawings, documents, reports, schematics, parts lists, and specifications, and inventions, whether or not patentable, that are related to the subject matter of this Agreement, specifically including, without limitation, Appendix A, that are developed solely and exclusively by Customer in connection with the negotiation or performance of this Agreement (collectively, "Customer Technology"); (ii) ITCD is the sole and exclusive owner of any and all trade secrets, know-how and proprietary technical information, copyrightable material, including drawings, documents, reports, schematics, parts lists, and specifications, and inventions, whether or not patentable, that are related to the subject matter of this Agreement, specifically including, without limitation, Appendix A, that are developed solely and exclusively by ITCD in connection with the negotiation or performance of this Agreement (collectively, "ITCD Technology"); and
     (iii) ITCD and Customer shall jointly own any and all trade secrets, know-how and proprietary technical information, copyrightable material, including drawings, documents, reports, schematics, parts lists, and specifications, and inventions, whether or not patentable, that are related to the subject matter of this Agreement, specifically including Appendix A, that are jointly developed by ITCD and Customer in connection with the negotiation or performance of this Agreement (collectively, "Jointly Owned Technology"). Notwithstanding anything in this Agreement to the contrary, any and all trade secrets, know-how and proprietary technical information, copyrightable material, including drawings, documents, reports, schematics, parts lists and specifications, and inventions, whether or not patentable, that are related to the VNI and the features, functions and performance of entities within the VNI and the protocols that interfaces to the VNI, shall be included within "ITCD Technology"; and, notwithstanding anything in this Agreement to the contrary, any and all trade secret know-how and proprietary technical information, copyrightable material, including drawings, documents, reports, schematics, parts lists and specifications, and inventions, whether or not patentable, that are related to Customer provided equipment and components connected to the VNI, as defined in Appendix A, ("Connected Components") are included in "Customer Technology".

     Customer and ITCD hereby grant one to the other and ITCD and Customer hereby accept from each other the irrevocable, perpetual, worldwide, royalty-free, unlimited, non-exclusive right and license to any and all Jointly Owned Technology, including the right to use, copy, modify, distribute and sublicense any and all copyrightable materials, and the right to fully exercise without restriction any and all of the rights pertaining to such Jointly Owned technology, whether for Customer's or ITCD's own internal use, for the benefit of any of Customer's or ITCD's current or future customers, or for any other reason whatsoever.


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ARTICLE 15. SAFETY

Each party will make certain that Worker's Compensation Insurance covering its employees and installation contractors is in force. Each Party will provide its services in accordance with applicable safety requirements, including, without limitation, the requirements of the Occupational Safety and Health Act of 1970, as amended.

ARTICLE 16. WAIVER

No failure of either party to exercise any power hereunder or to insist upon strict compliance by the other party with any obligation or provisions hereunder, and no custom or practice of the parties at variance with the terms hereunder shall constitute a waiver of the right to demand exact compliance with the terms hereof.

ARTICLE 17. COMPLIANCE WITH APPLICABLE LAW AND REGULATIONS

17.1 ITCD represents that all items of Equipment sold and Services provided under this Agreement comply with applicable laws and regulations of the United States, including, but not limited to, The Communications Act of 1934, as amended, and the Rules and Regulations of the Federal Communications Commission ("FCC").

17.2 During the Term, provided that Customer is not in default of this Agreement, ITCD shall maintain its authorization to operate the Primary Hub (55 Marietta Street, Atlanta, Georgia) and include in such license VSAT sites of Customer controlled by ITCD's Primary Hub. ITCD shall have no responsibility with respect to licenses and approvals necessary for the Alternate Hub.

17.3 Except for the authorization otherwise set forth in Section 17.2, it shall be the responsibility of Customer to obtain any licenses, permits, and zoning approvals for the installation and operation of the Equipment and Software at the site at which the Equipment and Software is to be installed. Customer's failure to obtain necessary licenses and/or permits shall not relieve Customer of its obligations hereunder.

17.4 ITCD agrees to provide reasonable assistance to Customer in obtaining necessary licenses and permits to operate the Equipment or Software. Such assistance shall include providing the technical information related to the Equipment or Software necessary to file for or pay any costs associated with such licenses or permits. Such assistance shall in no way imply an obligation on the part of ITCD to file for such licenses or permits on behalf of the Customer.

ARTICLE 18. INDEMNIFICATION

18.1 Customer assumes liability for, and hereby agrees to indemnify and save harmless ITCD, its subcontractors, employees, officers, directors, successors and assigns, from and against any and all liabilities, obligations, losses, damages, claims, demands, penalties, actions, costs and expenses, including reasonable attorney's fees and expenses, of whatever kind and nature arising out of Customer's use, operation, ownership (except with regard to ITCD's warranty obligations pursuant to Section 7.1 herein), or of any item of Equipment, Software or Services, regardless of where, how and by whom operated, or arising out of any failure on the part of Customer to perform or comply with any provision of this Agreement. The foregoing indemnification obligation of Customer shall not affect ITCD's warranty obligations under Section 7.1 Notwithstanding the foregoing, Customer's obligation to indemnify ITCD shall not apply to any intellectual property claim made by a third party which is based on ITCD operation or use of the Equipment, Software or Services in an infringing manner.

18.2 Customer shall indemnify ITCD and save it harmless from loss and damage, including infringement (including reasonable attorney's fees) and claims by any third parties associated with, caused by, or resulting from the transmission of the Customer's data.

18.3 The Customer shall indemnify ITCD from any claim made relating to any warranty or representation made by Customer to any third party (including, without limitation, its customers) relating to the Equipment, Software or any Services provided by ITCD hereunder.

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18.4 ITCD agrees that in the event any Equipment or Software is alleged to infringe any valid U.S. patent, ("Alleged Infringing Apparatus"), ITCD shall indemnify Customer as and to the extent of any and all indemnification it receives from the manufacturer or developer/owner of the infringing Software or Equipment; provided, however, such manufacturer or developer/owner indemnification shall be prorated among Customer and all other customers of ITCD having similar claims relating to infringement of such software or equipment.

18.5 Customer agrees that the indemnification described in Section 18.4 shall not apply, and Customer shall indemnify, defend and hold harmless ITCD with respect to any claim of U.S. patent infringement which may be brought because of (a) ITCD's or the manufacturer's compliance with Customer's particular design requirements, specifications or instructions, or (b) Customer's use of the Alleged Infringing Apparatus in combination with other apparatus not supplied by ITCD or the manufacturer of the Alleged Infringing Apparatus, or (c) for a purpose or application inconsistent with that specified in Appendix A hereto, or (d) Customer's modification of Alleged Infringing Apparatus, or (e) work that ITCD performs under this Agreement with respect to any other third party hardware or software other than NEC America Equipment and Software. In no event shall ITCD's total liability under Section 18.4 exceed the greater of the purchase price paid by Customer for the Alleged Infringing Apparatus or the amount of the indemnity ITCD receives from the manufacturer or developer/owner of the infringing Equipment, Service or Software; provided, however, such manufacturer or developer/owner indemnification shall be prorated among Customer and all other customers of ITCD having similar claims relating to infringement of such software, service or equipment. In any such suit so defended, if the use of the Alleged Infringing Apparatus is held to constitute an infringement and is enjoined, or if in light of any claim ITCD deems it advisable to do so, ITCD will, at its option, either procure the right to continue the use of the same for Customer, replace the same with non-infringing apparatus, modify the same so as to be non-infringing, or if none of the foregoing are reasonably practicable, take back the Alleged Infringing Apparatus, and refund its respective purchase price less a reasonable allowance for use, damage or obsolescence.

ARTICLE 19. GOVERNING LAW

THIS AGREEMENT, ITS FORMATION, CONSTRUCTION, AND INTERPRETATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ALABAMA (EXCLUDING CONFLICTS OF LAWS PRINCIPLES).

ARTICLE 20. ASSIGNMENTS

Neither party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign its rights under this Agreement, without the written consent of the other party, to any Affiliate, or to any successor by merger, divestiture, consolidation or reorganization, or to any purchasers of all or substantially all of the assets of the business of such party, subject to the assignee's written agreement to be bound by the terms of this Agreement. In addition, ITCD may assign and pledge its interest under this Agreement as security for indebtedness without the prior written consent of Customer. ITCD shall also have the right to subcontract work hereunder in the normal course of business without obtaining Customer's written consent, but such subcontracting shall not relieve ITCD of any obligation or responsibilities under this Agreement.

ARTICLE 21. DEFAULT BY CUSTOMER

21.1 An Event of Default shall occur if:

     (a) Customer fails to pay any charge or amount on the Baseline Due Date, Additional Due Date, or Purchase Due Date, as applicable, and such failure continues for a period of five (5) business days after Customer's receipt of written notice thereof from ITCD;

     (b) Customer fails to perform or observe in any material respect any covenant or agreement to be performed or observed by it hereunder and such failure continues uncured for thirty (30) days after Customer's receipt of written notice thereof from ITCD, unless such failure is not reasonably correctable within such thirty (30) day period in which case an Event of Default by Customer shall not occur if Customer commences and diligently pursues corrective action within such thirty
          (30) day period as soon as possible after being so notified.

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     (c)  Customer, ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated as bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action looking to its dissolution or liquidation; provided, however, Customer shall not be in default by virtue of Customer's pending bankruptcy case filed in the U.S. Bankruptcy Court, Northern District of Texas, Dallas Division (Case No. 01-34275-SAF-11) ("Bankruptcy Case");

     (d) If within sixty (60) days after the commencement of any proceedings against Customer seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within sixty (60) days after the appointment without Customer's consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not have been vacated; provided, however Customer shall not be in default by virtue of the Bankruptcy Case.

21.2 Upon the occurrence of an Event of Default, ITCD may, immediately terminate this Agreement and terminate ITCD's performance of its duties hereunder. Customer hereby acknowledges and agrees that the court in the Bankruptcy Case has entered an Order dated July 20, 2001, stating that the automatic stay of 11 USC 362 has been modified such that ITCD may immediately proceed to enforce any of its rights and remedies with respect to Customer in the event of a post-assumption default after five (5) business days written notice and opportunity to cure has lapsed. Any termination of the Agreement shall not terminate or otherwise affect any parties' obligations under any and all other valid Agreements or Contracts, including the Satellite Services Supplemental Agreement which shall remain in full force and effect.

21.3 Despite termination of this Agreement, Customer shall remain responsible for all amounts then due to ITCD and Customer shall pay for all damages proven to result from Customer's default under this Agreement.

ARTICLE 22. DEFAULT BY ITCD

22.1 An Event of Default shall occur if:

     (a) ITCD shall fail to perform or observe in any material respect any covenant or agreement to be performed or observed by it hereunder (excluding any covenant or agreement the sole remedies for which are provided in Appendix G) and such failure continues uncured for thirty
          (30) days after receipt of written notice thereof to ITCD by Customer, unless such failure is not reasonably correctable within such thirty
          (30) day period in which case an Event of Default by ITCD shall not occur if ITCD commences and diligently pursues corrective action within such thirty (30) day period as soon as possible after being so notified;

     (b) ITCD ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated as bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action looking to its dissolution or liquidation;

     (c) If within sixty (60) days after the commencement of any proceedings against ITCD seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within sixty (60) days after the appointment without ITCD's consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not have been vacated.

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22.2 Upon the occurrence of an Event of Default, Customer may, upon written notice to ITCD, immediately terminate this Agreement. Any termination of the Agreement shall not terminate or otherwise affect any parties' obligations under the Satellite Services Supplemental Agreement, which shall remain in full force and effect.

22.3 Despite termination of this Agreement, Customer shall remain responsible for all amounts then due to ITCD under this Agreement up to the date of termination.

22.4 ITCD will in good faith assist Customer in a smooth transition to Customer's new service provider.

ARTICLE 23. SEVERABILITY

If any provision of this Agreement is held invalid, the remainder of this Agreement shall not be affected thereby.

ARTICLE 24. ABILITY TO ENTER AGREEMENT

The parties executing this Agreement hereby covenant and warrant that the corporation has full right and authority to enter into this Agreement, and that each of the persons signing on behalf of the corporation are duly authorized to do so.

ARTICLE 25. RELATIONSHIPS OF PARTIES

This Agreement is not intended to constitute or create a joint venture, pooling arrangement, partnership, agency or business organization of any kind. ITCD and Customer shall be independent contractors for all purposes and neither party shall act as or hold itself out as agent for the other or create or attempt any obligations or liabilities on behalf of the other party.

ARTICLE 26. ENTIRETY OF AGREEMENT

This Agreement consists only of this document upon which the parties have affixed their signatures and those documents specifically incorporated herein by reference. This Agreement as so constituted is the entire Agreement between the parties with respect to the subject matter hereof and supersedes all other previous statements and contracts, communications or agreements, whether oral or written with respect to the subject matter hereof. This Agreement is independent of the Third Amended and Restated Satellite Services Supplemental Agreement between ITCD and Customer dated August 1, 2001, and does not amend or modify such contract, which remains in full force and effect. No modification, of any provision hereof shall be binding upon the parties unless evidenced in writing and signed by both parties.

ARTICLE 27. SERVICE LEVEL AGREEMENT

See the attached Appendix G.




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IN WITNESS WHEREOF, the parties hereto, each by a duly authorized officer, have caused this Agreement to be executed as of the date written above.



WEBLINK WIRELESS, INC.                     ITC DELTACOM COMMUNICATIONS, INC.



By:    Douglas S. Glen                     By:    Harold E. Cowan
       -----------------------------              -----------------------------

Title: Senior Vice President               Title: Vice President
       -----------------------------              -----------------------------

Date:  7-31-01                             Date:  August 1, 2001
       -----------------------------              -----------------------------

By:    /s/ DOUGLAS S. GLEN                 By:    /s/ HAROLD E. COWAN
       -----------------------------              -----------------------------



Address for Notice:                        Address for Notice:

WebLink Wireless, Inc.                     ITC DeltaCom Communications, Inc.

3333 Lee Parkway, Suite 100                55 Marietta Street, 18th Floor

Dallas, Texas 75219                        Atlanta, Georgia 30303

Attention: V.P. Network Operations         Attention:  V.P. of Project Services


With a Copy to (which shall not constitute notice):

WebLink Wireless, Inc.                     ITC DeltaCom Communications, Inc.

3333 Lee Parkway, Suite 100                4092 S. Memorial Parkway

Dallas, TX 75219                           Huntsville, Alabama 35802

Attention: General Counsel                 Attention: Assistant General Counsel



[STAMP]




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